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                                                                    EXHIBIT 3.17
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                         CERTIFICATE OF INCORPORATION
                                      OF
                           FALCONITE AVIATION, INC.


          FIRST: The name of the Corporation is Falconite Aviation, Inc.

          SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of the Corporation's registered agent at such address is Corporation Service Company.

          THIRD: The nature of the business to be conducted or promoted and the purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, having a par value of one cent ($.01) per share (the "Common Stock").

          The holders of the Common Stock shall be entitled to receive dividends out of any funds of the Corporation at the time legally available for the purpose, if, as and when declared by the Board of Directors. Each holder of the Common Stock shall be entitled to one vote for each share of the Common Stock held by such holder, on any matter submitted for the vote or written consent of stockholders of the Corporation. There shall be no cumulative voting in the election of directors.

          FIFTH: The name and mailing address of the incorporator of the Corporation is as follows: Andrew J. Klinghammer, Esq., One Mercantile Center, St. Louis, Missouri 63101.

          SIXTH: No stockholder of the Corporation shall have any preemptive right to acquire any shares of any class of stock of the Corporation, whether now or hereinafter authorized, or any securities or obligations (including, but not limited to, securities or obligations convertible into any class of stock issued by the Corporation), whether issued or sold for cash, property, services or otherwise.

          SEVENTH: The Corporation is to have a perpetual existence.

          EIGHTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, adopt, alter, amend and repeal the By-Laws of the Corporation, subject to the power of the stockholders of the Corporation to alter, amend or repeal the By-Laws.
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          NINTH: The following provisions shall apply with respect to the liability of the Corporation's directors and the Corporation's power to indemnify its officers, directors, employees and agents for certain actions taken by them:

A.   Elimination of Certain Liability of Directors.
     ---------------------------------------------

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware (the "General Corporation Law"), or (4) for any transaction from which the director derived an improper personal benefit.

B.   Indemnification and Insurance.
     -----------------------------

     (1)  Right to Indemnification.
          ------------------------

     Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the General Corporation Law permitted to the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees and expenses, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that, except as provided in
                               --------  -------
paragraph (2) of this Section B, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided,
                                                                   --------
however, that, if the General Corporation Law requires, the payment of such
-------
expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service is or was rendered by such

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person while a director or officer, including, without limitation, served to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it ultimately shall be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (2)  Right of Claimant to Bring Suit.
          -------------------------------

     If a claim under paragraph (1) of this Section B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (3)  Non-Exclusivity of Rights.
          -------------------------

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certification of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (4)  Insurance.
          ---------

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

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          TENTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by written ballot unless required by the By-Laws of the Corporation.

          ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provision authorized by the law of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter provided herein or by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as amended are granted subject to the rights reserved in this Article.

          IN WITNESS WHEREOF, I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this certificate and do certify that the facts herein stated are true and I have accordingly set my hand as of this 12th day of November, 1996.


                                             /s/ ANDREW J. Klinghammer
                                             -----------------------------
                                             Andrew J. Klinghammer
                                             Incorporator

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